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                                                            Exhibit 10.10.3


                                 LEASE AGREEMENT

          THIS LEASE AGREEMENT ("Lease") made this ____ day of October, 1996, by and between STANDEFER INVESTMENT COMPANY, a Tennessee limited partnership ("Landlord"), and STANDEFER MOTOR SALES, INC., a Tennessee corporation ("Tenant").

                              W I T N E S S E T H:

          FOR AND IN CONSIDERATION of the sum of $10.00 Dollars in hand paid and of the mutual covenants and conditions contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the following property:

          All that tract or parcel of land containing approximately
          7.52 acres, lying and being in Hamilton County, City of Chattanooga, Tennessee and being more particularly described on EXHIBIT A, attached hereto and incorporated by reference herein, and being known as 2121 Chapman Road, Chattanooga, Tennessee 37421, together with all improvements, fixtures and equipment thereon and all rights, privileges, easements and appurtenances pertaining thereto (collectively, the "Premises") upon the terms contained herein.

     2. TERM. The term hereof shall begin on the date hereof and shall end on midnight October 31, 2016 ("Term").

     3.   RENT.

          (a) From the commencement date through October 31, 2001, Tenant agrees to pay Landlord, as rent for the Premises ("Rent") the sum of Twenty Seven Thousand Five Hundred and no/100 ($27,500) Dollars per month.

          (b) On November 1, 2001, the monthly Rent shall be adjusted to an amount equal to nine-tenths of one percent (0.9%) of the then Appraised Value (as hereinafter defined and determined)

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and such adjusted Rent shall be payable monthly through October 31, 2006.

          (c) On November 1, 2006, the monthly Rent shall be adjusted to an amount equal to one percent (1%) of the then Appraised Value and such adjusted Rent shall be payable monthly through October 31, 2011.

          (d) On November 1, 2011, the monthly Rent shall be adjusted to an amount equal to one percent (1%) of the then Appraised Value and such adjusted Rent shall be payable monthly through October 31, 2016.

          (e)(i) For purposes of this Lease, the Appraised Value shall be the fair market value, in fee simple, unencumbered by this Lease, of the Premises assuming, however, that the Premises is used and will be used as a car dealership (and not necessarily for the highest and best use of the Premises) and if any income analysis is utilized in determining such fair market value, the fact that Landlord will not be obligated to pay taxes, insurance or operating expenses of such car dealership shall be taken into account.


          (ii) In determining the Appraised Value, no later than six (6) months prior to each adjustment date provided above, Landlord shall give notice to Tenant of five independent MAI appraisers from either Chattanooga, Tennessee or Atlanta, Georgia certifying in such submittal to Tenant that Landlord has not discussed the appraisal called for hereunder with any such appraisers and that such appraisers are independent of Landlord. Within thirty (30) days after receipt of such submittal from Landlord, Tenant shall either chose one (1) appraiser that is acceptable to Tenant or reject them all and, if Tenant rejects all such proposed appraisers, Tenant shall submit the names of five (5) appraisers to Landlord having the same qualifications and with Tenant's certification as provided above and Landlord shall pick one (1) such appraiser to conduct the appraisal called for hereunder.

          (iii) The appraiser so chosen shall conduct its appraisal and issue its written report to

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Landlord and Tenant within thirty (30) days after being so chosen.

          (iv) If Landlord fails to timely provide its list of appraisers to Tenant, Tenant shall have the right to provide its list to Landlord within thirty (30) days after Landlord was to have submitted its list to Tenant and Landlord shall then have the right to chose one (1) appraiser within thirty (30) days after Tenant's list is submitted to Landlord.

          (v) Any dispute concerning the qualifications of the appraisers or whether the appraiser utilized the proper standard for appraisal as provided above, shall be resolved by the American Arbitration Association utilizing its commercial arbitration rules as soon as possible ("Arbitration") and, until any such dispute is resolved, the Tenant shall continue paying Rent at the previous amount. After the resolution of such dispute, if any additional amounts of Rent are due in excess of the amounts previously paid by Tenant, Tenant shall pay such excess within thirty (30) days after the Arbitration decision. The cost of the Arbitration shall be paid by the non-prevailing party in the Arbitration and the arbitrators shall decide which is the prevailing party.

          (vi) Notwithstanding the foregoing, at any Rent adjustment, Rent shall not be reduced below the adjusted Rent for the immediately preceding period.

          (vii) The cost of the appraisal shall be borne equally by Landlord and Tenant.

     4. UTILITIES. Tenant shall have all utilities listed in its name and shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay for such services, Landlord may, at its option and after providing Tenant with at least thirty (30) days prior written notice, pay the same, and the amount of the payment shall be payable to Landlord as additional rent.

     5. USE OF THE PREMISES; ENVIRONMENTAL INDEMNITY. The Premises shall be used for the

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operation of a new and used automobile dealership, service facility, paint and body shop facility, and uses incidental thereto, and for any other purposes which may be agreed to by the parties. Furthermore, Tenant shall not violate any federal or state environmental law, and Tenant agrees to indemnify and hold harmless Landlord from any and all damages, costs, fines and expenses that might arise as a result of any such violation and from its placement upon the Premises of hazardous wastes and toxic substances that are placed on the Premises after the date hereof. Notwithstanding anything to the contrary contained in this Paragraph 5, there shall not be deemed to be a nuisance or trespass and Tenant's obligation to indemnify and hold Landlord harmless shall not extend to any damages, claims, or liabilities arising as a result of contaminants existing on the Premises on the date hereof or migrating onto or beneath the Premises after the date hereof, where such contamination is not caused by or attributable to Tenant. By its execution hereof, Tenant does not waive whatever rights it may have in law or equity against any person or entity in the event such existing contaminants or such future contamination affects the Premises.

     6.   REPRESENTATION.  Landlord hereby represents and warrants that:

      (1) The Premises are adequate for the conduct of the respective businesses of the Tenant as presently conducted;

     (2) To the knowledge of the Landlord, the Premises conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements (as hereinafter defined) and no improvements thereon encroach in any respect on property of others. For purposes hereof, Legal Requirements shall mean all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities;

     (3) To the knowledge of the Landlord, there are no latent defects with respect to the Premises;

     (4) The Premises is currently zoned to permit the conduct of the respective businesses of the

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Tenant as presently conducted;

     (5) To the knowledge of the Landlord, no Certificate of Occupancy is required with respect to the Premises;

     (6) To the knowledge of the Landlord, all utilities servicing the Premises are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land;

     (7) No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Landlord with respect to the Premises;

     (8) (i) Except as set forth in Schedule 2.11(a) of that certain Stock Purchase Agreement (the "SPA") dated September 5, 1996 by and among United Auto Group, Inc., Charles A. Standefer, Tenant and others, the Premises and any property formerly owned, occupied or leased by the Landlord are in compliance with all Environmental Laws (as defined below), (ii) the Landlord has obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Landlord is in compliance with all terms and conditions of such Environmental Permits. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v)

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regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Landlord's business or the Premises including, but not limited to, underground storage tanks. As used herein, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 ET seq.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains
(A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET seq. (33 U.S.C.
Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) flammable explosives, (F) radioactive materials, and
(iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

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

     (9) To the knowledge of the Landlord, the Landlord has not violated, done or suffered any act which could give rise to liability under, and neither it nor the Premises are otherwise exposed to liability under, any Environmental Law.
To the knowledge of the Landlord, no event has occurred with respect to the Premises or any property formerly owned, occupied or leased by the Landlord, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law. To the knowledge of the Landlord, the Landlord has no contingent liability under any Environmental Law. There are no liens under any Environmental Law on the Premises;

     (10) (i) Except as set forth on Schedule 2.11(c) of the SPA, neither the Landlord, the Premises or any portion thereof, or any property formerly owned, occupied or leased by the Landlord, nor, to the knowledge of the Landlord, any property adjacent to the Premises is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site and there has been no spill, release or migration of any Hazardous Materials on or under the Premises and no Hazardous Material is present on or under the Premises (provided, however, that certain petroleum products are stored and handled on the Premises in the ordinary course of the Tenant's business but such are in compliance with all Environmental Laws including the existing regulations of the United States Environmental Protection Agency and the State of Tennessee requiring spill protection, overfill protection and corrosion protection by December 22, 1998), (ii) to the knowledge of the Landlord, none of the Premises or portion thereof or any property formerly owned, occupied or leased by the Landlord has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) to the knowledge of the Landlord, none of the Premises or any property formerly owned, occupied or leased by the Landlord or any site or location

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where the Landlord sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

     (11) Except as set forth on Schedule 2.11(d) of the SPA, to the knowledge of the Landlord, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters, (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental Law) located within any portion of the Premises, nor have any liens been placed upon any portion of the Premises or any property formerly owned, occupied or leased by the Landlord in connection with any actual or alleged liability under any Environmental Law.

     (12) Except as set forth on Schedule 2.11(e) of the SPA, (i) there is no pending or, to the knowledge of Landlord, threatened claim, litigation, or administrative proceeding or known prior claim, litigation or administrative proceeding arising under any Environmental Law involving the Premises, any property formerly owned, leased or occupied by Tenant or Landlord, any offsite contamination affecting the Premises or any operations conducted thereat, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other

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environmentally related claim, (iii) Landlord has not submitted a notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) Landlord has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to Landlord's knowledge, has any other entity whose liability therefore, in whole or in part, may be attributed to Landlord, received such notice, claim, demand, suit or request for information.

     (13) Landlord owns the Premises in fee simple, free and clear of all Liens (as hereinafter defined) claims and encumbrances, except those disclosed in Exhibit "B" attached hereto and incorporated herein by reference, none of which currently or, to Landlord's knowledge, in the future will affect the use of the Premises for the conduct of the respective businesses of the Tenant as presently conducted. For purposes hereof, Liens shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or charges of any kind. No assessments have been made against any portion of the Real Property which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens. There are no disputes concerning the location of the lines and corners of the Premises. No one has been granted any right to purchase or lease the Premises.

     (14) Landlord is a Tennessee limited partnership in good standing and the only general partners thereof are Charles A. Standefer and Charles B. Standefer.

     Landlord shall indemnify and agrees to fully defend, save and hold harmless on an after-tax basis Tenant and any of its officers, directors, employees, stockholders, advisors, representatives, agents and Affiliates (as defined in the SPA)(each a "UAG Indemnified Party"), if a UAG Indemnified Party shall at any time or from time to time suffer any Costs (as hereinafter defined) arising, directly or indirectly,

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out of or resulting from, or shall pay or become obligated to pay any sum on account of any untruth or inaccuracy in any representation or warranty of Landlord provided herein and upon notice from a UAG Indemnified Party, Landlord agrees to defend, contest or otherwise protect such UAG Indemnified Party against third party claims at its sole cost and expense and otherwise pay all Costs. Each UAG Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of its choice. If Landlord fails timely to defend, contest or otherwise protect against any third party claim, the UAG Indemnified Party shall have the right to do so including, without limitation, the right to make any compromise or settlement thereof and each UAG Indemnified Party shall be entitled to recover the entire Costs thereof from Landlord including, without limitation, attorney's fees, disbursements and amounts paid (or of which the UAG Indemnified Party has become obligated to pay) as the result of any third party claim. Failure by Landlord to notify the UAG Indemnified Party of its election to defend any third party claim within fifteen (15) days after notice thereof shall have been given to Landlord, shall be deemed a waiver by Landlord of its right to defend the third party claim. If Landlord assumes the defense of the particular third party claim, Landlord shall not consent to entry of any judgment or enter into any settlement, except with the written consent of the affected UAG Indemnified Party. In addition, Landlord shall not enter into any settlement of any third party claim which does not include as an unconditional term thereof the giving by the claimant to the UAG Indemnified Party a full release from all liability in respect of such third party claim. Notwithstanding the foregoing, Landlord shall not be entitled to control, and the UAG Indemnified Party shall be entitled to have sole control over, the defense or settlement of any third party claim to the extent the third party claim seeks an order, injunction or other equitable relief against the UAG Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the UAG Indemnified Party. In

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addition to and not in limitation of all rights of offset that a UAG Indemnified
Party may have under applicable law, Landlord and Tenant agree that, at Tenant's option, any or all amounts owing to Tenant as a result of Landlord's indemnification and hold harmless hereunder, may be recovered by Tenant as an offset against any or all amounts due to Landlord. The rights of a UAG Indemnified Party hereunder are in addition to such other rights and remedies which such UAG Indemnified Party may have under this Lease, applicable law or otherwise. Landlord and Tenant agree that notwithstanding anything herein to the contrary, no UAG Indemnified Party shall be entitled to indemnification for any Costs hereunder unless the aggregate amount of Costs incurred by all UAG Indemnified Parties under the SPA and hereunder exceeds $200,000, in which event each UAG Indemnified Party shall be entitled to indemnification for all Costs thereafter. For purposes hereof, "Costs" shall mean all liabilities, losses, costs and actual damages (not including consequential damages) and reasonable expenses, reasonable attorney's fees, reasonable experts fees, reasonable consultant's fees and reasonable disbursements of any kind or of any nature whatsoever. The amount of any Costs arising from the breach of any representation, warranty, covenant or agreement shall be the entire amount of any Costs suffered, paid or required to be paid by the respective UAG
Indemnified Party as a result of such breach. Costs arising or resulting hereunder shall be reduced to the extent of the amount of any tax savings resulting from the indemnified matter to which such Costs relate which are actually realized (or can be reasonably be expected to be realized in future years) by the UAG Indemnified Party.

     7. REPAIRS BY LANDLORD. Landlord shall be obligated to repair and maintain the roof, foundation and all structural portions of the Premises. All other repairs, replacements, and maintenance of any kind shall be the sole responsibility of Tenant except to the extent the necessity therefor arose as a result of a breach of the representations or warranties contained in Section 6 above.

     8. REPAIRS BY TENANT. Subject to the representations and warranties of Landlord provided in

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Section 6 above, Tenant accepts the condition of the Premises as of the date hereof and agrees that the Premises are suited for the uses specified herein and Tenant shall, throughout the Term, at its expense, maintain the Premises in good order and repair, including but not limited to repair and maintenance of the electrical, heating, ventilation and air conditioning and plumbing systems. Tenant further agrees to care for all landscaping on the Premises, including the mowing of grass, paving, policing, care of shrubs and general landscaping. If Tenant fails to properly maintain and repair any portion of the Premises, Landlord may, following at least thirty (30) days prior written notice to Tenant, maintain the same and Tenant shall pay to Landlord within thirty (30) days after demand the commercially reasonable costs thereof together with interest on said amount from the date of payment by Landlord at a rate equal to ten percent (10%) per annum ("Interest Rate"). Subject to Landlord's repair obligations hereunder, Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenant, natural wear and tear, damage by storm, fire, lightening, earthquake or other casualties and condemnation excepted.

     9. TAX AND INSURANCE. Tenant shall promptly and on a timely basis pay as additional rent during the Term all charges for taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises, which amounts shall be prorated between Tenant and Landlord for all periods partially but not entirely within the Term. Tenant shall also maintain, at all times during the Term of this Lease, fire and extended insurance coverage on the Premises in amounts equal to the full replacement value of the Premises, and written on policies issued by underwriters reasonably acceptable to Landlord. Landlord agrees that such coverages may be provided by blanket policies of insurance covering other locations in addition to the Premises. All policies shall insure Landlord and Tenant as their respective interests shall appear and shall contain a replacement cost endorsement. Should Tenant fail to pay such tax expenses or fail to provide

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certificates evidencing the required insurance coverage, Landlord may, following at least twenty (20) days prior written notice to Tenant, pay any such charges or secure such coverage, and Tenant shall pay to Landlord within thirty (30) days after demand as additional rent all amounts so expended by Landlord together with interest on said amount from the date of payment by Landlord at a rate equal to the Interest Rate.

     10. DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed by any insured peril whatsoever, all insurance proceeds shall be delivered to Tenant and Tenant shall proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage or destruction. If, however, the damage or destruction (a) shall be to greater than seventy-five percent (75%) of the value of the improvements upon the Premises; or (b) shall occur within the last two
(2) years of the Term, then Tenant may terminate this Lease as of the date that such damage or destruction occurs by giving written notice to Landlord of such election to terminate within ninety (90) days after the date of such damage or destruction. If this Lease is terminated by Tenant, insurance proceeds with respect to the building, structure and fixtures shall be paid to Landlord. The rent payable under this Lease shall be abated beginning on the date of damage or destruction within the scope of this Paragraph 10 and shall resume upon recompletion to substantially the condition in which the Premises existed prior to such damage or destruction; provided, however, that the rental abatement shall be proportional to the extent to which the Premises are not useable (with greater weight given to Tenant's inability to use the improved portions of the Premises and its impact on revenues to Tenant) by Tenant and if the parties are unable to agree upon the appropriate rental abatement either party may demand Arbitration and Tenant shall pay Rent on the basis of the average of its estimate of the abated Rent and Landlord's estimate of the abated Rent, with any additional amount due to be paid within thirty (30) days after the arbitrator's

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determination and any excess to be either, at Tenant's option, credited against the next due installment(s) of Rent or paid by Landlord to Tenant within thirty
(30) days of the arbitrator's decision.

     11. INDEMNITY; WAIVER OF SUBROGATION. Subject to Landlord's obligations, representations and warranties in this Lease, Tenant agrees to indemnify and hold harmless Landlord against all claims and expenses, including actual attorneys' fees reasonably incurred and court costs, for damage to persons or property by reason of the use or occupancy of the Premises by Tenant. Tenant shall periodically provide Landlord with certificates of general liability insurance naming Landlord as an additional insured, in an amount of not less than $5,000,000 and with an insurance carrier reasonably satisfactory to Landlord. The dollar amount of such insurance coverage shall be reviewed annually, and adjusted if necessary, in order to provide for adequate protection to both Landlord and Tenant; provided, however, in no event shall any aggregate percentage increases in Tenant's liability coverage obligations hereunder ever exceed the cumulative percentage increases in the Consumer Price Index for all wage earners for Chattanooga, Tennessee occurring during the corresponding portion of the Term of this Lease. Landlord and Tenant each hereby release and waive any right of recovery against the other for any loss, claim, liability, or damage occurring on or to the Premises, whether wholly or contributorily caused by the negligence of the other party, to the extent that the same is compensated by actual receipt of proceeds from insurance policies covering such loss, claim, liability, or damage.

     12. ALTERATIONS. Tenant shall make no structural alterations, additions or improvements to the Premises without the express prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, except that Tenant may alter any wall that is not of a load-bearing nature without the consent of Landlord so long as Tenant gives notice to Landlord of its intent to do so no less than twenty (20) days prior to such alteration. Alterations, additions and improvements shall be Tenant's property during the Term of this Lease. Tenant may make non-structural changes and

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modifications to the Premises without Landlord's approval.  In the event
Landlord has not responded to Tenant's written request for alterations within twenty (20) days of when received, such alteration shall be deemed to have been approved by Landlord. Tenant agrees to save Landlord harmless on account of any claim or lien of mechanics, materialmen or other party, in connection with any alterations, additions or improvements of or to the Premises performed by Tenant. Tenant shall furnish such waivers of liens and appropriate affidavits from the general contractor or subcontractors as Landlord may reasonably request. Notwithstanding the foregoing, Tenant shall also be entitled to make the following changes without necessity of Landlord's consent: (i) any alterations required to be made by it pursuant to governmental orders, rules, laws, regulations, ordinances or requirements, and (ii) any changes in its signage; or, (iii) those changes recommended or required by the automobile manufacturer whose automobiles are sold on the Premises. Tenant shall have the right to finance any alterations or improvements permitted hereunder and may pledge its interest in this Lease as security therefor; provided, however, that any liens granted in connection with such financings shall be subordinate to the rights of Landlord under this Lease. In the event Tenant grants a Deed of Trust or other security interest with respect to its leasehold estate hereunder, Landlord agrees to give the holder of such interest notice of any default by Tenant and allow such holder thirty (30) days to cure such default or exercise rights to acquire Tenant's interest in this Lease or cause another to acquire Tenant's interest in this Lease before Landlord exercises its rights upon default of Tenant under Sections 17 or 18 hereof and Landlord will not treat the transfer of Tenant's rights hereunder as a result of such action as a transfer or assignment requiring Landlord's consent under Section 15 of the Lease.

     13. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any public authority made necessary by reason of Tenant's occupancy of the Premises from and after the date hereof or which may be necessary for Tenant's occupancy to continue if the

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

requirement to comply arises after the date of this Lease. Landlord shall have no obligation of any kind for such compliance except to the extent it arose prior to the date of this Lease.

     14. CONDEMNATION. If all or a substantial part of the Premises is condemned for any public use or purpose, then the Term shall cease from the date when possession thereof is taken, and Rent shall be prorated as of that date; provided, however, that Tenant may elect to continue this Lease as to the remaining portion of the Premises in full force and effect notwithstanding any such taking. Any termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by such condemnation from the condemnor. Except as provided herein, neither Tenant nor Landlord shall have any rights in any award made solely to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. If the Lease is not terminated as provided above, then (i) this Lease shall continue in effect with respect to the remaining portion of the Premises, in which event the Rent payable hereunder during the unexpired portion of the Term of this Lease shall be adjusted proportional to the ratio of the value of the remaining portion of the Premises to the total value of the Premises prior to the taking, (ii) all condemnation awards shall be paid to Tenant to hold for payment of repair and restoration to the Premises, and (iii) Tenant shall proceed with reasonable diligence to rebuild and repair the untaken portions of the Premises to as nearly as reasonably possible their value, condition, and character as such existed immediately prior to such taking. Any sums remaining after payment for such reconstruction shall be paid by Tenant to Landlord to the extent they represent payment for a taking of Landlord's fee interest. The phrase "substantial part," for purposes of this section shall mean so much of the Premises, the improvements located thereon, access to the Premises, or any combination of the foregoing, such that the taking thereof would prevent or substantially impair, in Tenant's reasonable judgment, the ability of Tenant to operate its business in a manner consistent with the operation of its business prior to such taking.

     15. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. All requests for assignment or subletting shall be made in writing and delivered to Landlord. Failure by Landlord to disapprove of any proposed assignment or subletting within twenty (20) days after receipt of Tenant's written request with specific reasons therefor shall result in such request being deemed approved. Consent to any assignment or sublease shall not invalidate this provision, and all later assignments or subleases shall be made only on the prior written consent of Landlord as aforesaid. Any assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Notwithstanding the foregoing, Tenant shall be entitled to freely assign or sublet its interest in this Lease to any parent, subsidiary or other entity under common control with Tenant or Tenant's parent, without the prior written consent of Landlord. Moreover, the sale or transfer of all or any part of the capital stock of Tenant shall not be deemed to be an assignment hereunder.

     16. REMOVAL OF FIXTURES. Tenant may (so long as no Event of Default has occurred and is continuing hereunder), prior to the end of the Term, remove all trade fixtures and equipment which Tenant has purchased as leasehold improvements or placed in the Premises subsequent to the date hereof, provided that Tenant repairs all damage to the Premises caused by the removal. However, any buildings, fixtures, or other attached property installed by Tenant as replacements of existing items, or anything that cannot be removed without substantially changing the character of the Premises, shall become the property of Landlord at the end of the Term of this Lease.

     17. CANCELLATION OF LEASE BY LANDLORD. It shall be an "Event of Default" hereunder if,

          (a) Tenant fails to pay Rent, including additional rent herein reserved, when due, and fails to cure the failure to pay within ten (10) days after receipt of written notice thereof from Landlord;

          (b) Tenant fails to perform any of the terms or provisions of this Lease other than the provision requiring the payment of Rent, and fails to cure the default within thirty (30) days after the date of receipt of written notice of default from Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, within such period, commence such cure and thereafter diligently prosecute the same to completion;

          (c)  Tenant is adjudicated bankrupt;

          (d) a permanent receiver is appointed for Tenant's property and the receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain the removal;

          (e) Tenant files a petition seeking an order for relief under Title 11 of the United States Code, as amended, or under any similar law or statute of the United States or any state thereof, or a petition seeking an order for relief under Title 11 of the United States Code, or any similar law or statute of the United States or any state thereof, is filed against Tenant and such petition is not dismissed with prejudice within sixty (60) days from the date of filing;

          (f)  Tenant makes an assignment for the benefit of creditors; or

          (g) Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

     Upon the occurrence of an Event of Default, Landlord may pursue any right or remedy against Tenant available at law or in equity. Without limitation to the foregoing, Landlord, at its option, may at once or within six (6) months thereafter (so long as such Event of Default is continuing), elect to terminate this Lease by written notice to Tenant; whereupon this Lease shall terminate. Any notice provided in this section may be given by Landlord, or its attorney, or agent herein named. Upon termination of the Lease by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, or Landlord shall be entitled to remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

     18. RELETTING BY LANDLORD. If, after an Event of Default, Landlord has not elected to terminate this Lease, Landlord shall, as Tenant's agent, without terminating this Lease, enter upon and exercise good faith efforts to rent the Premises at the best price obtainable by reasonable effort, for any term Landlord deems proper. Tenant shall be liable to Landlord for the present value of any deficiency between rent due hereunder and the Rent received by Landlord upon reletting. For purposes of computing the "present value of any deficiency" in accordance with the provisions of this paragraph, the parties agree to utilize a discount rate equal to the then prevailing prime rate of interest charged by leading money center banks as published in "THE WALL STREET JOURNAL".

     19. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord warrants and represents that it has good and marketable title to the Premises and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as no Event of Default is in existence and continuing hereunder.

     20. ESTATE CREATED; FUTURE GRANTS. Landlord and Tenant intend for and agree that this Lease shall create a leasehold estate in the Premises for the Term. Landlord agrees that, during the Term of this Lease, it will not execute or join in any conveyances of easements or restrictive covenants or other agreements restricting or affecting the Premises or Tenant's use thereof without the prior written consent of Tenant, which may be withheld in Tenant's sole discretion.

     21. SUBORDINATION ATTORNMENT. Landlord represents that there is no Deed of Trust or Mortgage with respect to the Premises currently in force. Should Landlord ever give a Deed of Trust or Mortgage with respect to the Premises, Landlord shall provide Tenant a Subordination, Non-Disturbance and Attornment Agreement from such lender in the form attached hereto and incorporated herein by reference as EXHIBIT "C" ("SNDA"). This Lease is subject and subordinate to any deed of trust, mortgage, or other security instrument, which may in the future cover the Premises, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deed of trust, mortgage, or security instrument; provided, however, that Tenant's subordination to any encumbrance arising after the date of this Lease shall be conditioned upon Landlord's delivery to Tenant of a non-disturbance agreement in form reasonably satisfactory to Tenant containing the substantive provisions of the SNDA. Notwithstanding the generality of the foregoing, any mortgagee shall have the right at any time to subordinate any deed of trust, mortgage, or other security instrument to this Lease.

     22. ATTORNEY'S FEES AND HOMESTEAD. In the event either party should seek to enforce its rights under this Lease through judicial process, the prevailing party in any such action shall be entitled to collect from the other party, in addition to all other sums owing hereunder, its reasonable attorney's fees. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease.

     23. RIGHTS CUMULATIVE. All rights hereunder shall be cumulative but not restrictive to those given by law.

     24. SERVICE OF NOTICE. Any notice required or permitted to be delivered hereunder may be delivered in person or by United States certified mail, postage prepaid, return receipt requested, or by recognized overnight courier (e.g. Federal Express or DHL), next business day delivery, charges prepaid, addressed to the parties at

     Landlord: Standefer Investment Company
               3175 Kings Road
               Chattanooga, Tennessee  37416

     with a    Ralph E. Tallant, Jr., Esq.
     copy to:  Gearhiser, Peters, Lockaby & Tallant
               320 McCallie Avenue
               Chattanooga, TN  37402

     Tenant:   Standefer Motor Sales, Inc.
               c/o United Auto Group, Inc.
               375 Park Avenue
               Suite 2201
               New York, New York  10152
               Attn:  George G. Lowrance, Esq.

     with a
     copy to:  Stephen R. Leeds, Esq.
               Rogers & Hardin
               2700 International Tower
               229 Peachtree Street, N.E.
               Atlanta, Georgia  30303

or at such other addresses as may be specified by written notice delivered in accordance herewith. Such notices shall be deemed effective three (3) business days after deposit in the U.S. mail, or on the next business day if delivered by overnight courier, or immediately upon delivery in person.

     25. WAIVER OF RIGHTS. Neither party's failure to exercise any power given to them hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

     26.  TIME OF ESSENCE.  Time is of the essence under this Lease.

     27. SUCCESSORS AND ASSIGNS. This Lease shall apply to, inure to the benefit of, and be binding upon the parties hereof and their respective successors, permitted assigns, and legal representatives except as otherwise expressly provided herein.

     28. ENTIRE AGREEMENT; CONFLICT. This Lease, including any attachments made a part hereof or thereof, contains the entire agreement between the parties with respect to the lease of the Premises and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein shall be of any force or effect. The parties agree to execute and record a memorandum of this Lease in the real property records of Hamilton County, Tennessee. Notwithstanding the foregoing, however, nothing in this Lease shall affect any rights of United Auto Group, Inc. or UAG Tennessee, Inc. under the SPA.

     29. SEVERABILITY. If any term, provision or clause of this Lease, or if the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, then the remainder of this Lease or the application of such term, provision or clause to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each and every remaining term, provision, clause and application of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     30. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     31. AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

     32. HEADINGS. The headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

     33. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Tennessee, and all obligations of the parties created hereunder are performable in Hamilton County, Tennessee.

     34. FORCE MAJEURE. Wherever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations or restrictions or other causes which are beyond the control of Landlord or Tenant, as the case may be.

     35. EXTENSION OPTIONS. (a) Tenant shall have the option to extend the term of this Lease for an additional five (5) years commencing on November 1, 2016 and ending at midnight October 31, 2021. To exercise such option, Tenant shall give Landlord notice of its exercise of such option on or before April 30, 2016. If Tenant exercises such option the monthly Rent shall be adjusted to one and five one-hundredths (1.05%) percent of the then Appraised Value during such extended term as determined in accordance with the provisions of Section 3(e) above; provided however, Landlord shall provide the list of five (5) appraisers within thirty (30) days after Tenant's notice of its exercise of the option provided herein.

     (b) Tenant shall also have the option to extend the term of this Lease for an additional five (5) years commencing on November 1, 2021 and ending at midnight October 31, 2026. To exercise such option Tenant shall give Landlord notice of its exercise of such option on or before April 30, 2021. If Tenant exercises such option the monthly Rent shall be adjusted to one and five one-hundredths (1.05%) percent of the then Appraised Value during such extended term as determined in accordance with the provisions of Section 3(e) above; provided however, Landlord shall provide the list of five (5) appraisers within thirty
(30) days after Tenant's notice of its exercise of the option provided herein.

     IN WITNESS WHEREOF, the parties herein have hereunto caused their duly authorized representatives to set their hands and seals the day and year first above written.
                                   LANDLORD:
                                   STANDEFER INVESTMENT COMPANY,
                                   a Tennessee limited partnership

                                   By:    /S/ Charles A. Standefer
                                          ---------------------------
                                   Name:  Charles A. Standefer
                                   Title: General Partner


                                   By:    /S/ Charles B. Standefer
                                          ---------------------------
                                   Name:  Charles B. Standefer
                                   Title: General Partner


                                   TENANT:

                                   STANDEFER MOTOR SALES, INC.
                                   a Tennessee Corporation


                                   By:    /S/
                                          ---------------------------
                                   Name:
                                          ------------------------
                                   Title:
                                          ------------------------
                                             [Corporate Seal]

STATE OF _________________)
COUNTY OF ________________)



           Personally appeared before me, ___________________, Notary Public, _______________________________, with whom I am personally acquainted, and who acknowledged that he/she executed the within instrument for the purposes therein contained, and who further acknowledged that he/she is the _______________________ of Standefer Motor Sales, Inc. and is authorized by Standefer Motor Sales, Inc. to execute this instrument on behalf of Standefer Motor Sales, Inc.

          WITNESS my hand, at office, this _____ day of October, 1996.


                              _________________________________
                              Notary Public
My Commission Expires:

STATE OF _________________)
COUNTY OF ________________)


           Personally appeared before me, ___________________, Notary Public, _______________________________, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is one of the General Partners of Standefer Investment Company and is authorized by Standefer Investment Company to execute this instrument on behalf of Standefer Investment Company.

          WITNESS my hand, at office, this _____ day of _______________, 1996.


                              _________________________________
                              Notary Public
My Commission Expires:

STATE OF _________________)
COUNTY OF ________________)


           Personally appeared before me, ___________________, Notary Public, _______________________________, with whom I am personally acquainted, and who acknowledged that he executed the within instrument for the purposes therein contained, and who further acknowledged that he is one of the General Partners of Standefer Investment Company and is authorized by Standefer Investment Company to execute this instrument on behalf of Standefer Investment Company.

          WITNESS my hand, at office, this _____ day of _______________, 1996.


                              _________________________________
                              Notary Public
My Commission Expires: